Exhibit 32

CERTIFICATION  PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Human Pheromone Sciences, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, William P. Horgan and Gregory S. Fredrick certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William P. Horgan
Chairman and Chief Executive Officer
(Principal Executive Officer)
May 16, 2011

/s/ Gregory S. Fredrick
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)
May 16, 2011

“This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Human Pheromone Sciences, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.”